UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

FLAGSHIP GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-38030	26-4033740
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

50 Hill Crescent,

Worcester Park, Surrey, England KT4 8NA

(Address of principal executive offices)

020 8949 2259

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2479.374a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2479.374d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2479.373e-4c))

Item 7.01 Regulation FD Disclosure.

On July 5, 2017, Flagship Global Corporation (the “Company”) posted to its website at http://www.flagshipglobalcorp.com, a Press Release attached hereto as Exhibit 99.1, in which Management discusses the Company’s history, current business model, and new plans to become a diversified holding company within certain target markets.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward Looking Statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Exhibits.

99.1 Press Release entitled “Flagship Global Corporation – Diversification”

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLAGSHIP GLOBAL CORPORATION

Date: July 5, 2017	/s/ Gary Richard Brown
	By:	Gary Richard Brown, Chief Executive Officer